UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): February 19, 2004


                          LIFESTREAM TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)



         NEVADA                       000-29058               82-0487965
(State or other jurisdiction      (Commission File No.)      (IRS Employer
  of incorporation)                                          Identification No.)



      510 Clearwater Loop, Suite 101, Post Falls, Idaho            83854
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         (Address of principal executive offices)                 (Zip Code)



                                 Not applicable
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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE
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On February 19, 2004, Lifestream Technologies, Inc., entered into a Securities
Purchase Agreement for up to $2,775,000 million in private financing through the sale of convertible debentures and common stock purchase warrants to certain investors, including current institutional stockholders, which provided net proceeds of approximately $2.1 million to the Company. The purchase price for the convertible debentures gives effect to an original issue discount of approximately $500,000, the amount of which was withheld from the proceeds at the time of the closing of the financing. The term of the debentures is two years, and the debentures are convertible at a conversion price of $0.05 per share. The conversion price and number of shares issuable upon conversion of the debentures are subject to adjustment upon the occurrence of certain events, including stock dividends, subdivisions, combinations and/or reclassifications of the Company's common stock. In connection with this transaction and subject to a 4.9% beneficial ownership limitation, participating warrant holders have agreed to exercise 9,615,384 outstanding warrants held by them. Upon exercise, the Company will receive an additional $481,000 in net proceeds.

In addition, Lifestream issued to the investors common stock purchase warrants to purchase up to 16,650,000 common shares over a nineteen-month period at an exercise price of $0.065 per share, subject to adjustment upon the occurrence of events substantially identical to those provided for in the debentures. The Company has the right to call the warrants in the event that the average closing price of Lifestream's common stock exceeds 200% of the exercise price for a consecutive 20-day trading period.

Lifestream has agreed to file a registration statement covering the shares issuable upon conversion of the debentures and exercise of the warrants and is subject to various penalties in the event the registration statement is not filed or declared effective by the Securities and Exchange Commission within the time periods identified in the transaction documents. The Company has agreed to seek shareholder approval to increase the number of authorized common shares to 500 million shares, and, subject to receipt of such authorization, the Company will register such number of additional shares as is necessary to cause the registration of 125% of the common shares underlying the debentures and warrants then outstanding. Subject to such increase in the number of authorized common shares, investors in the February 20, 2004 financing have been granted the option to purchase an additional $1.22 million in convertible debentures and warrants, upon terms and conditions substantially identical to those applicable to the February 19, 2004 transaction.

Lifestream paid a fee of 8% of the gross proceeds to the finder for this transaction.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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     99.1          Press Release, dated February 23, 2004, issued by the Company
     99.2          Securities Purchase Agreement dated February 19, 2004
     99.3          Form of Convertible Debenture due February 19, 2006
     99.4          Form of Common Stock Purchase Warrant
     99.5          Registration Rights Agreement dated February 19, 2004


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


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Lifestream Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              LIFESTREAM TECHNOLOGIES, INC.

Dated:  February 27, 2004

                                              By    \s\  Christopher Maus
                                                    ----------------------------
                                              Its:  Chairman, President and CEO


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




                                 EXHIBIT INDEX:
                                 --------------

   Exhibit        Document Description
   -------        --------------------

    99.1          Press Release, dated February 23, 2004, issued by the Company
    99.2          Securities Purchase Agreement dated February 19, 2004
    99.3          Form of Convertible Debenture due February 19, 2006
    99.4          Form of Common Stock Purchase Warrant
    99.5          Registration Rights Agreement dated February 19, 2004